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                                                                    EXHIBIT 10.8


                               MARKETING AGREEMENT
                                     BETWEEN
                                   AT&T CORP.
                                       AND
                             STUDENT ADVANTAGE, LLC

      This Marketing Agreement (the "Agreement"), effective February 1, 1998 (the "Effective Date") is made and entered into by and between AT&T Corp., a New York corporation on behalf of itself and its affiliates, and Student Advantage, L.L.C., a Delaware limited liability company on behalf of itself and its affiliates. This Agreement is in addition to, and shall co-exist with the agreement between AT&T Communications, Inc. ("AT&T") and Student Advantage, L.L.C. ("COMPANY") dated February 1, 1997 (the "Member Agreement"), which is attached hereto for reference as Exhibit 1.

      In consideration of the mutual promises and understandings set forth in this Agreement and those contained in the Member Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:


1.    DEFINITIONS

      Unless otherwise provided for herein, capitalized terms shall have the same definitions as set forth in the Member Agreement. The following definitions will apply to all Sections, Exhibits or Appendices of this Agreement, unless otherwise defined in the text of this Agreement:

1.1 "Affiliate" means: (i) an entity or person having an ownership interest in a party of more than fifty (50) percent; or (ii) an entity or person in which a party has an ownership interest of more than fifty (50) percent; or (iii) an entity or person having more than a fifty (50) percent ownership interest in an Affiliate as defined in (i) or (ii); or (iv) an entity in which an Affiliate as defined in (i) or (ii) has an ownership interest of more than fifty (50) percent.


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1.2 "AT&T Direct Billed Calling Card" or "DBC Card". Shall mean an account provided to a customer by AT&T that permits such customer to make local, intraLATA toll, domestic long distance and international telecommunications calls that will be directly billed to the customer, and such account number is printed on an AT&T branded or co-branded card. These calls are not linked to a customer's main billed account for a particular residential BTN. For purposes of this Agreement,

1.3 BTN shall mean a billed residential telephone number.

1.4 "Tabling Activities" are defined as marketing activities through which a representative: (i) situated at a table or booth, or (ii) using a clipboard or portable table distributes information regarding AT&T and its services and products, and/or takes applications for the AT&T Services authorized for such solicitation under this Agreement. Tabling Activities shall [**], and the like,[**]. Tabling Activities under this Agreement [**]. Tabling Activities [**] provided for in the Member Agreement.

1.5 "Non-Tabling Activities" are defined as marketing activities which take place on college campuses, yet which do not require a representative to (i) be located on a college campus for an extended period of time in a specific area or for a specific event; or (ii) solicit college students via face to face activities. Non-tabling Activities include,[**] certain agreed upon [**] Non-Tabling Activities may include [**] all of which are substantially [**]. Non-Tabling Activities may also include,[**] and provided for in the Member Agreement.

2.    SCOPE OF THE AGREEMENT/EXCLUSIVITY

2.1 This Agreement sets forth the terms and conditions under which AT&T will employ the COMPANY for the purpose of marketing its direct billed calling card services (the "Services") to College Students, more specifically the parties' relationship with respect to COMPANY performed Tabling Activities and Non-Tabling Activities in connection with COMPANY's marketing of the Services to College Students on those college campuses set forth in Exhibit 2 (the "Target List") as well as to College Students on other college campuses or at other college events located in the continental United States where COMPANY has obtained the right from the university or event sponsor to conduct the Tabling Activity, provided AT&T has not advised COMPANY in writing to exclude any such other college campus from its marketing efforts under this Agreement. [**] and shall be supplied [**], the Target List may [**]. In addition, COMPANY may propose changes, additions and substitutions to the Target List, which AT&T will promptly evaluate. AT&T's


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approval of such changes, additions and substitutions to the Target List will not be unreasonably withheld, provided such changes are in accordance with AT&T's college market strategy. The AT&T Direct Billed Calling Card services may, at AT&T's discretion, be provided via multi-purpose or co-branded calling cards, including a co-branded card with the AT&T/Student Advantage Membership Card, subject to mutual agreement of the parties. Upon the mutual agreement of the parties, additional AT&T services, including AT&T's optional residential long distance calling plans, may be added to the Services authorized for direct COMPANY solicitation hereunder.

2.2 AT&T agrees that COMPANY, and its agents, shall be, [**]. Notwithstanding the foregoing, [**]. COMPANY acknowledges that [**].

2.3 In the event AT&T intends to conduct and/or pay for the solicitation of applications for the AT&T Direct Billed Calling Card via Tabling Activities at any college or university located in the continental United States and outside the Target List where AT&T has obtained the right from the university or event sponsor to conduct the Tabling Activity,[**] then AT&T will [**] to provide appropriate [**] for any [**] not to exceed [**]. The actual cost [**] from students at such schools as determined in accordance with Section 5.4 below may be less than [**] but not more, when aggregated on an annual basis with all other [**] provided in any given year by COMPANY under this Agreement. In order to [**], COMPANY must respond [**] within 20 days [**]. If COMPANY does not respond within this timeframe then [**]. Notwithstanding the foregoing, [**] hereunder at university's outside the Target List with respect to Tabling Activities [**].

2.4 COMPANY agrees that with the exception of the contract between Collegiate Advantage, Inc. ("CA") and Sprint Communications ("Sprint") regarding the on-campus solicitation of calling card applications from College Students, which will not be renewed or extended and which COMPANY may assume as a result of COMPANY's acquisition of CA, COMPANY and its agents shall not enter into any agreement to provide Tabling or Non-Tabling Activities to College Students with the purpose of generating applications for telecommunications services similar to or competitive with AT&T Services, as defined in the Member Agreement, other than those offered to COMPANY by AT&T; and CA's current contract with Sprint will not


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be renewed beyond its scheduled termination on July 1, 1998. In addition,
COMPANY shall provide AT&T with at least 20 days prior written notice of any services or work, not excluded hereunder, to be performed by COMPANY on behalf of any other telecommunications carrier. COMPANY agrees to eliminate the prepaid calling card option from its Student Advantage Program by May 30, 1998.

2.5 Each party acknowledges that it has the authority to enter into this Agreement without -violating its bylaws or being in conflict with the terms of any other agreement or arrangement -involving the organization.

2.6 COMPANY acknowledges that AT&T [**], and that outside of [**] provided in
Section 2.3 above, AT&T reserves the right itself to market and to contract with any other party to promote and market any AT&T service or product to any customer or potential customer.

3.    PROCEDURES

3.1 Any application for AT&T services obtained via a Tabling Activity or Non-Tabling Activity by COMPANY, its employees, agents or representatives, shall be performed in accordance with and subject to the following procedures and terms and conditions:

      3.1.1 COMPANY'S Responsibilities

            (a) COMPANY shall ensure that its employees, agents or representatives performing the Tabling Activities or Non-Tabling Activities pursuant to this Agreement are aware of their obligations to comply with the relevant covenants and restrictions contained in this Agreement as well as those contained in the Member Agreement, including those specifically set forth below relating to such employees, agents or representatives' restrictions on the use of "Confidential Information" as such restrictions are set forth in Section VI of the Member Agreement;

            (b) COMPANY, its employees, agents or representatives shall not disclose to any third party, unless otherwise permitted by AT&T in writing, the names, addresses, phone numbers or other information pertaining to College Students, any AT&T Service applied for by any such student or other individual or entity, or any information or data disclosed to COMPANY, its employees, agents or representatives or which is extrapolated from any materials or applications completed


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by such College Students at any such Tabling Activity or Non-Tabling Activity and presented for consideration for a service provided by AT&T;

            (c) COMPANY, its employees, agents or representatives shall not make any representations, warranties or price quotations relating to the Services or any other AT&T services or products, except as set forth in the marketing materials or any other sales training materials provided by AT&T to COMPANY;

            (d) COMPANY, with the assistance of AT&T, shall develop training materials and a training program for its employees, agents and/or representatives which shall establish methods and procedures for the conduct of Tabling-Activity and Non-Tabling Activity-related activities. Such training program shall include information on the following, the substance of which shall be provided by AT&T:

                  (i) information regarding the Services and any of AT&T's other services that are brought within the scope of Services under this Agreement and how to describe such Services to consumers, including how to respond to questions from College Students about such Services; and

                  (ii) solicitation scripts and approved methods and procedures for marketing the Services; and

                  (iii) approved samples of direct response materials, including body copy, and advertisements, including body copy and logo use, used for marketing the Services; and

                  (iv) sample forms, marketing collateral and applications to be completed by College Students in order to obtain the Services, and instructions for the completion thereof.

Items (a), (b) and (c) above shall collectively be referred to herein as the "Training Materials", and such materials shall be [**]. The underlying information and/or materials shall be the property of the party which provided such information and/or materials. AT&T may amend the Training Materials and approved methods and procedures, at its discretion at any time. COMPANY shall promptly communicate any such amendments to all its employees, agents and/or representatives which shall have Tabling Activity and Non-Tabling Activity-related responsibilities.


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      3.1.2 COMPANY shall provide the Training Materials to each such employee, agent and/or representative, and prior to the performance of any Tabling Activities or Non-Tabling Activities, COMPANY and each COMPANY employee, agent and/or representative shall sign a certification form that indicates that such employee, agent and/or representative has read and understood the materials comprising the Training Materials. In addition, COMPANY shall insure that it shall make each COMPANY employee, agent and/or representative which shall have Tabling Activity or Non-Tabling Activity responsibilities aware that Fraudulent Solicitation, as defined below, is prohibited. As set forth in Section 3.1.4 below, COMPANY shall assume liability for its employees, agents and/or representatives who commit a Fraudulent Solicitation. In addition, COMPANY shall take prompt action to replace or reassign any COMPANY employee who fails to adhere to the guidelines set forth in the Training Materials, and shall reimburse AT&T for any direct damages AT&T incurs as a result of any such failure.

      3.1.3 COMPANY shall obtain and maintain all necessary federal, state and local regulatory approvals in a timely manner, which may be required for COMPANY to perform its obligations under this Agreement. COMPANY shall comply, at its own expense, with all applicable federal, state and local laws, ordinances, regulations and codes (collectively, the "Applicable Laws"), including identification and procurement of required permits, certificates, licenses, insurance and approvals (collectively, the "Applicable Permits") in performing its obligations under this Agreement. COMPANY shall take all action reasonably requested by federal, state and local governmental authorities or by AT&T in order to comply with all Applicable Law and Applicable Permits.

      3.1.4 In accordance with Section VII of the Member Agreement, COMPANY shall indemnify and hold harmless AT&T for COMPANY's actions, including the actions of its employees, agents and/or representatives pertaining to:

            (a) fraudulent solicitation of residential long distance customers switching from one telecommunications service provider to another that is customarily referred to as "slamming" and/or the submission of any falsified application for any AT&T service or product; and

            (b) violation of applicable federal, state and local telemarketing laws or other Applicable Laws (subsections 3.1.4 (a) and (b) are collectively referred to herein as "Fraudulent Solicitation").


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      3.1.5 COMPANY shall provide AT&T with all requests or applications for the
Services it receives through any Tabling Activity within [**] business days of such activity. In addition, COMPANY will provide AT&T with status reports, detailing the Qualifying Applications generated by Tabling Activities by school. During high activity periods, such as September and October, reports will be provided to AT&T on a weekly basis. In lower activity periods, reports will be provided monthly.

      3.1.6 COMPANY shall keep accurate records relating to this Agreement in accordance with generally accepted business principles and practices that are sufficient for AT&T to verily that COMPANY complies with its obligations under this Agreement. AT&T may cause an audit to be made of the applicable records of COMPANY in order to verily COMPANY's performance of its obligations pursuant to the terms of this Agreement upon thirty (30) days prior written notice to COMPANY no more than twice annually. At AT&T's request, COMPANY shall submit to AT&T reports containing information in a format and pursuant to a schedule mutually agreed upon by the parties. However, with respect to the obligations regarding the use and warehousing of AT&T prepared materials set forth in
Section 5.3 below, COMPANY shall provide AT&T with an inventory report regarding those materials at least monthly, and AT&T may inspect any such warehouse upon ten (10) days prior written notice to COMPANY.

3.2   AT&T's Responsibilities and Rights:

            (a) AT&T shall provide COMPANY with the information COMPANY will utilize to develop the Training Materials, specifically information pertaining to the Services which may be marketed by COMPANY;

            (b) AT&T shall provide, at its discretion and expense, certain marketing materials for distribution in conjunction with Tabling and Non-Tabling Activities;

            (c) AT&T, in its sole and absolute discretion, shall determine all pricing and terms and conditions for the provision of the Services and any other AT&T services that are brought within the scope of Services under of this Agreement and which COMPANY may market, including, but not limited, to the basic pricing schedule, optional calling plans, incentive or promotional pricing and offers relating to the Services. AT&T, in its sole and absolute discretion, may change, without notice to COMPANY, any of the prices and terms and conditions for the Services; provided, however,[**].


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            (d) AT&T reserves the right to reject any proposed College Student or other individual's order or request for Services solicited by COMPANY, its employees, agents and/or representatives and presented to AT&T for consideration under this Agreement. AT&T also reserves the right to discontinue services provided by AT&T to College Students pursuant to this Agreement at any time due to non-payment for such service or any other appropriate cause in accordance with AT&T standard practices and procedures;

            (e) Notwithstanding any other provision herein, AT&T agrees to indemnify and hold harmless the COMPANY for any third party actions, costs, liability, judgment or expense (including reasonably attorney's fees and disbursements) or claims (collectively, "Claims") arising from or relating to the Services provided by AT&T to the extent such Claims arise from AT&T's acts or omissions with respect to the provision of such Services, including acts or omissions of its employees, agents and/or representatives.

4.    COMPLAINT RESOLUTION

      The parties hereby mutually agree to institute a College Student complaint resolution and inquiry process particularly pertaining to the Services marketed hereunder, and any associated Tabling or Non-Tabling Activities.

4.1 COMPANY agrees that it shall receive, identify and notify AT&T as soon as possible after receipt, but in no event more than [**] business days of receipt, of any and all complaints or notices from end user customers, in particular College Students, provided in accordance with the process established by the parties and concerning AT&T Services and any alleged violation of the Applicable Laws relating to the promotion and marketing by COMPANY of AT&T Services. In the event that AT&T receives complaints from end user customers concerning an alleged violation of Applicable Laws as a result of the activities of COMPANY in the promotion of AT&T Services or enrollment of customers in the Services pursuant to this Agreement, AT&T shall [**] receipt of such complaints provided in accordance with the process established by the parties. The parties shall establish a procedure for the resolution of all such complaints in a timely manner. Either party's failure to notify the other of a particular complaint or notice within the timeframes required above shall not be considered a material breach of this Agreement, however, such party shall be liable to the other for any direct damages which result from the delayed notification.


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4.2 COMPANY agrees to receive, identity and resolve any and all inquiries and/or complaints concerning its activities pursuant to this Agreement received from any governmental agencies or industry groups. COMPANY shall notify AT&T, within [**] business days of receipt, of any such inquiries and/or complaints. Should COMPANY fail to notify AT&T of an inquiry and/or complaint within the timeframe required above, such failure shall not be considered a material breach of this Agreement, however COMPANY shall be liable to AT&T for any direct damages which result from the delayed notification.

4.3 In the event, an end user complaint or an alleged violation of Applicable Laws or Fraudulent Solicitation, as reasonably determined by AT&T results from the activities of a particular COMPANY employee, agent, or representative, COMPANY agrees that immediately upon AT&T's request, it shall terminate the right of the applicable COMPANY employee(s) to participate in the activities authorized pursuant to this Agreement. Further, as part of its indemnification obligation, COMPANY shall pay the costs of all fines and penalties resulting from Fraudulent Solicitation or violation of any other Applicable Laws by COMPANY or its employees in connection with COMPANY's obligations pursuant to this Agreement. Further, COMPANY agrees that AT&T may deduct from the compensation owed COMPANY [**] times the compensation obtained by COMPANY [**] for the customer who was subject to Slamming, or a violation of the Applicable Laws or a significant customer complaint [**]. It is expressly stated and agreed that should either party receive any complaints arising from COMPANY's, or any of its employees', agents', and/or representatives' alleged instance of slamming, COMPANY shall take corrective measures as [**] appropriate, to insure that such violation or slamming activities are immediately eliminated.

4.4 COMPANY shall promptly directly refer to AT&T all inquires and/or requests for information concerning the Services or any other request or question COMPANY may receive regarding AT&T and its products and services which any COMPANY employee, agent and/or representative cannot answer or respond to.

4.5 AT&T agrees to obtain and maintain all necessary federal and state regulatory authority approvals in a timely manner, which may be required for AT&T activities and/or obligations under this Agreement. AT&T shall comply with all applicable federal, state and local laws, ordinances, regulations, codes in connection with its performance pursuant to this Agreement. In addition, should AT&T become aware of


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changes to these laws which would materially impact its obligations under this
Agreement then it shall use reasonable efforts to notify COMPANY of such changes.

5.    PAYMENT AND FUNDING

      Compensation to COMPANY for Tabling Activities and Non-Tabling Activities contemplated under this Agreement and the associated expenses for such activities shall be paid in the following manner:

5.1 COMPANY shall assume all costs associated with: (a) Tabling Activity reservations; (b) Tabling and Non-Tabling Activity labor; (c) training of persons who perform Tabling and Non-Tabling Activities; and (d) assuring that paper applications for the Services have had all of the required elements set forth in Exhibit 3 completed in their entirety, at all schools on the Target List for the duration at each particular school specified by AT&T as well as at those other schools determined by COMPANY and AT&T in accordance with Sections
2.1 and 2.3.

5.2 COMPANY will dedicate no less than an aggregate amount of [**] per annum (or the pro rata equivalent thereof in the event of termination) in support of Tabling and Non-Tabling Activities and/or solicitation of the Services, to be spent in conjunction with the following activities and activities related thereto and allocated in COMPANY's sole discretion: [**] COMPANY accepts full responsibility for insuring that all activities undertaken by COMPANY pursuant to this Section comply with Section 3.1.3 above.

5.3 AT&T shall [**], so long as COMPANY [**] by COMPANY, from which COMPANY [**], and COMPANY employees, as necessary. Whenever possible, [**] at AT&T discretion and direction.

5.4 During each 12-month period that this Agreement is in effect, AT&T shall pay the following rates per Qualifying Application as such is defined in Section 5.5 below:


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(a) [**] provided however, with respect to Qualifying Applications received from students at those schools [**] as provided for in this Section 5.4. Notwithstanding the foregoing, in the event that AT&T elects to exercise its extension option granted under this Agreement as specified in Section 9, thereby extending the term of this Agreement and the Member Agreement for an additional year (is., until June 1, 2001), then during each 12-month period that this Agreement is in effect, AT&T shall pay the following rates per Qualifying
Application: [**].

5.5 With respect to applications derived from Tabling Activities, each application for Services that is signed, dated, and has had all of its required elements completed in its entirety by College Students at those colleges set forth in Exhibit 2 as well as College Students at those colleges provided for in accordance with Sections 2.1 and 2.3 above, and sent to AT&T by COMPANY within [**] business days of COMPANY's receipt shall constitute a Qualifying Application. Notwithstanding the foregoing, any application for Services submitted by COMPANY to AT&T: (i) which is a duplicate of a prior qualifying COMPANY submission; or (ii) concerning an applicant who already has the Services covered by the COMPANY submission shall not be considered a Qualifying Application. In addition, any application submitted by COMPANY to AT&T which does not have all required elements complete will be returned by AT&T to COMPANY and will not constitute a Qualifying Application. Accordingly, COMPANY will not receive payment from AT&T for such incomplete non-qualifying applications, unless, and until, they are completed and returned to AT&T. In no event shall applications for the Services that are derived from and/or tracked, by (i) use of a unique AT&T established 800 telephone number or similar means; (ii) direct marketing efforts principally orchestrated and paid for by AT&T or one of its vendors without the aid of the COMPANY, including but not limited to Campus Card events and applications secured by means of AT&T's College Web Site on the World Wide Web (URL ATT.com/college); or (iii) other direct response media provided for by AT&T or its agents, be deemed Qualifying Applications for purposes of this Agreement. COMPANY will use commercially reasonable efforts to ensure that no less than [**] of the applications have been completed by College Students. In the event that less than [**] of the Qualifying Applications submitted by COMPANY to AT&T have been completed by College Students in any given academic year, then COMPANY will credit AT&T an amount equal to [**] multiplied by the number of Qualifying Applications submitted by COMPANY for non-College Students in excess of [**] of the total number of Qualifying Applications generated during the measured year.


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5.6 With respect to Non-Tabling Activities, the number of Qualifying
Applications shall be derived by either (i) [**] as determined by AT&T in its discretion, for the Services [**]. AT&T will [**] or (ii) in the event that AT&T [**]. The total number of Qualifying Applications shall be derived by adding the Qualifying Applications derived from Tabling Activities and the Qualifying Applications derived from Non-Tabling Activities. Notwithstanding any other provision herein, it is explicitly understood that while COMPANY may distribute information regarding other AT&T services and/or products, it shall not solicit or accept applications for any AT&T services other than the Services unless otherwise agreed in writing by AT&T, and instead shall direct persons interested in such AT&T services and/or products to the appropriate AT&T customer assistance telephone number. COMPANY will use commercially reasonable efforts to generate at least [**] total Qualifying Applications each academic year of this Agreement and to ensure that no less than [**] Qualifying Applications are generated each academic year from College Students at colleges and universities on the Target List. In the event that COMPANY is unable to generate more than [**] Qualifying Applications from colleges and universities on the Target List in any given academic year, COMPANY will credit AT&T an amount equal to [**] multiplied by the difference between [**] and the actual number of Qualifying Applications generated from College Students enrolled at colleges and universities on the Target List.

5.7 Based on the assumption that [**] total Qualifying Applications will be received by AT&T each year from COMPANY, requiring a yearly payment by AT&T of [**] (or [**] should AT&T extend this Agreement and the Member Agreement as provided in Section 9 below) (such [**] to be referred to as the [**] provided that the COMPANY's [**]. In the event the COMPANY's [**] COMPANY shall [**] AT&T will pay COMPANY, [**] AT&T shall be invoiced [**] (reduced pro rata should AT&T extend the this Agreement and the Member Agreement as provided above) for so long as this Agreement is in effect, provided COMPANY is [**] COMPANY shall not invoice AT&T [**], AT&T will pay COMPANY [**] AT&T shall be invoiced [**]. In addition, AT&T shall pay amounts due [**] procedures described below. The payments [**] shall be provided [**].

5.8 Upon the first anniversary of this Agreement and every six (6) months thereafter, or within 30 days of any termination due to a breach of this Agreement as provided for in Section 8 (a "Breach Reconciliation"), AT&T shall reconcile the dollar amount paid to COMPANY against the dollar amount due COMPANY hereunder. If the [**] at the time of the first annual or following semi-annual


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reconciliation is less than the [**] owed in respect of Qualifying Applications
(such sum herein referred to as the "Excess"), AT&T shall pay shall COMPANY for the Excess. If the [**] at the time of the first annual or following semi-annual reconciliation is greater than the [**] owed in respect of Qualifying Applications (such sum herein referred to as the "Shortage"), COMPANY shall issue a credit toward the generation of Qualifying Applications, which credit shall survive the expiration of this Agreement, if applicable, in the amount of the Shortage and shall be offset against any additional AT&T payments required hereunder. In the event of a Breach Reconciliation or a Reconciliation upon the expiration of this Agreement, COMPANY shall issue a cash refund to AT&T within thirty (30) days of such reconciliation in amount of the Shortage.

5.9 Either party may cause an audit to be made of the applicable records of the other in order to verily the payments made or charges assessed pursuant to the terms of this Agreement upon 30 business days prior written notice to the other party. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit (without adjustment for the time value of money). Any audit shall be conducted by an independent certified public accountant selected by the party requesting the audit (other than on a contingent fee basis) and shall be conducted during regular business hours at the audited party's offices and in such a manner as not to interfere with the audited party's normal business activities. The costs and expenses of any such audit shall be paid for by the party requesting the audit; [**]. Audits shall not be requested more frequently than once each six (6) months. If either party requests an audit, such party shall make available to the other party the records and reports pertaining to such audit prepared by the independent auditor which conducted such audit.

6.    SPONSORSHIPS

6.1 COMPANY represents that it intends to develop and launch an online service referred to as "Virtual Backpack" containing the characteristics and functionality set forth in Exhibit 4, and that such online service shall be available to College Students at the Target List colleges and universities by September 1, 1998. In the event COMPANY's Virtual Backpack offer is available, as represented, to the majority of College Students at the Target List colleges and universities on or before September 1, 1998, and COMPANY provides AT&T with exclusive title sponsorship for the Virtual Backpack offer as outlined in
Exhibit 4 hereto then AT&T shall provide COMPANY with additional compensation in the amount of [**] per year for two years as the


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exclusive title sponsor, provided that this Agreement remains in effect, AT&T remains the exclusive title sponsor, and the offer continues to provide substantially similar characteristics and functionality, if not more, than those set forth in Exhibit 4. In the event COMPANY does not meet the September 1, 1998 deadline and/or the offer does not contain all of the characteristics and/or functionality represented then AT&T, at its discretion, may determine whether or not to sponsor the Virtual Backpack offer. In the event that AT&T elects to exercise its option to extend the term of this Agreement pursuant to Section 7 or Section 9 of this Agreement, then AT&T shall also have the right to extend its sponsorship of the Virtual Backpack under substantially similar terms.

6.2 COMPANY represents that it intends to develop and launch a quarterly magazine to be published in conjunction with Time Inc., the precise content of which as well as time to market and distribution have yet to be determined. In the event COMPANY proceeds with this project and this Agreement is in effect then COMPANY shall provide AT&T with a right of first and last refusal to be the exclusive Telecommunications Advertiser for the first four issues of such magazine at an approximate cost of [**] for the four issues.

6.3 The precise terms and conditions of these additional sponsorships described in Sections 6.1 and 6.2 have yet to be determined and should agreement between the parties for one or both of them then the terms and conditions shall be set forth in separate agreements between the parties.

7.    TERM

7.1 This Agreement is effective as of February 1, 1998 and shall expire June 1, 2000 (the "Term"), unless earlier terminated or extended as provided in this Agreement.

7.2 Regardless of whether or not AT&T elects to exercise its extension option granted in Section 9 below, AT&T shall have the option to renew this Agreement, only in conjunction with the renewal of the Member Agreement, for an additional two (2) year term on substantially the same terms, plus any appropriate cost increase not to exceed [**]; provided that prior to any renewal deadline, COMPANY and AT&T shall meet to determine what, if any, appropriate increase there would be to the cost to AT&T per Qualifying Application. AT&T shall notify COMPANY in writing of its intent to exercise such option prior to June 1, 1999, or June 1, 2000 should AT&T elect to exercise its extension option granted under
Section 9 hereto.


                                  CONFIDENTIAL


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
   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


8.    TERMINATION

8.1 Either party may terminate this Agreement effective immediately by written notice if the other party: a) intentionally or in a willful, wanton or reckless manner: (i) makes any material, false representation, report or claim relative hereto; or (ii) violates the other's copyright or trademark; or b) becomes insolvent, invokes as a debtor any laws relating to the relief of debtors' or creditors' rights, or has such laws invoked against it; becomes involved in any liquidation or termination of its business; is adjudicated bankrupt; or is involved in an assignment for the benefit of its creditors. In the event AT&T terminates the Agreement pursuant to this Section, AT&T shall only be liable to COMPANY for payments due or to become as of the termination date and, shall have no continuing obligation to make any payments to COMPANY which would otherwise be due after the date of termination or which pertain to periods beginning or ending after the date of termination.

8.2 Either party may terminate this Agreement in the event that the other party materially breaches this Agreement, unless the breaching party proposes, for the non-breaching party's approval (which approval shall not be unreasonably withheld), a plan in writing within 15 days of receiving written notice of such breach from the non-breaching party to cure the breach. Upon plan approval, the breaching party must then cure the breach pursuant to the plan. If the plan is not approved, the non-breaching party shall provide the basis for such denial and the breaching party shall have one more 15 day period from notice of such rejection to submit another cure plan for approval as provided for above. [**], the non-breaching party may terminate this Agreement upon 20 days written notice, despite the breaching party's cure proposal and efforts to cure the breach, if in the non-breaching party's good faith discretion it determines that: (i) the damage incurred by it can not be adequately cured by the breaching party; or (ii) the breaching party can not adequately prevent the further occurrence of such a breach. In the event AT&T terminates the Agreement pursuant to this Section, AT&T shall only be liable to COMPANY for payments due or to become due as of the termination date and, shall have no continuing obligation to make any payments to COMPANY which would otherwise be due after the date of termination or which pertain to periods beginning or ending after the date of termination.

8.3 AT&T may terminate this Agreement at any time during the Term hereof if Raymond Sozzi either ceases to be employed by COMPANY as President, or in a comparable position, or (ii) no longer maintains a minimum of five percent (5.00%) ownership interest in COMPANY. Written notice of such occurrence must be given


                                  CONFIDENTIAL

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


to AT&T within thirty (30) days of such occurrence and if AT&T chooses to exercise this option, AT&T shall so notify COMPANY in writing. All obligations between the parties shall continue until May 30th of the academic year in which the termination occurs, at which time, all obligations and liabilities shall cease and terminate in accordance herewith.

8.4 After November 1, 1998, AT&T may terminate this Agreement without cause by providing COMPANY, between November 1 and December 31 of any year, written notice of termination ("Termination Without Cause."). Termination under this Termination Without Cause provision will be effective 120 days after notice of such termination is provided by AT&T. Upon such Termination Without Cause, AT&T shall pay or be repaid any amounts due as determined by the reconciliation process or as otherwise required under this Agreement. In addition, if the Termination Without Cause notice is given on or before December 31, 1998, then AT&T shall pay COMPANY a termination fee in the amount of [**]. In addition, if AT&T extends this Agreement pursuant to Section 9 below, and a Termination Without Cause notice is given after October 31, 1999 and on or before December 31, 1999, then COMPANY shall receive a termination fee equal to the lesser of:
(i) [**] if it had not exercised its extension option under Section 9 below. Unless otherwise explicitly provided for above, after December 31, 1998, AT&T may exercise this Termination Without Cause right without a termination fee.

8.5 Upon termination or non-renewal of this Agreement, the rights of COMPANY shall terminate, unless otherwise expressly stated herein, and COMPANY shall as soon as possible and no later than 120 days after termination;

      8.5.1 discontinue any and all use of AT&T Marks, including but not limited to such use in advertising or written material of COMPANY;

      8.5.2 remove and return to AT&T, or destroy at AT&T's request, any and all promotional material supplied by AT&T; and

      8.5.3 return or destroy, upon request, all AT&T Confidential Information in its possession.

      8.5.4 Notwithstanding any of the foregoing, if the Member Agreement remains in effect despite termination of this Agreement, then nothing in this
Section 8.5 shall require COMPANY to discontinue the use of; remove, return, destroy, or to take any other action with respect to any AT&T Marks, promotional


                                  CONFIDENTIAL

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


material, or Confidential Information to the extent such information or materials may also be used or required under the Member Agreement.

8.6 Upon termination or non-renewal of this Agreement, the rights of AT&T shall terminate, unless otherwise expressly stated herein, and AT&T shall as soon as possible and no later than 120 days after termination;

      8.6.1 discontinue any and all use of COMPANY Marks, including but not limited to such use in advertising or written material of AT&T;

      8.6.2 remove and return to COMPANY, or destroy at COMPANY' request, any and all promotional material supplied by COMPANY; and

      8.6.3 return or destroy, upon request, all COMPANY Confidential
Information.

      8.6.4 Notwithstanding any of the foregoing, if the Member Agreement remains in effect despite termination of this Agreement, then nothing in this
Section 8.6 shall require AT&T to discontinue the use of; remove, return, destroy, or to take any other action with respect to any COMPANY Marks, promotional material, or Confidential Information to the extent such information or materials may also be used or required under the Member Agreement.

8.7 During the term of this Agreement and for a period of six months thereafter, AT&T shall not make an offer of employment to or offer to enter into a consulting relationship with any employee of COMPANY without COMPANY's prior written consent.

9.    EXTENSION

      COMPANY hereby grants AT&T the right to simultaneously extend the Initial Term of this Agreement and that of the Member Agreement for an additional year (i.e. until June 1, 2001) by providing COMPANY with written notice of the elected extension prior to July 1, 1998. In the event of such election, all Qualifying Applications shall be billed at the amended rates set forth in
Section 5 hereto, and each of the semi-annual payments due to COMPANY in 1998 shall be reduced to [**], and the quarterly payments commencing on January 1, 1999 shall be reduced from [**]. This one year extension right is in addition to and exclusive of the two year renewal right granted under Section 7 to this Agreement.


                                  CONFIDENTIAL


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
10.   DISPUTE RESOLUTION

      The parties shall follow these dispute resolution processes in connection with all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory (hereinafter collectively "Disputes"), arising out of or relating to this Agreement or the breach or alleged breach hereof, or to the marketing of AT&T Services pursuant to this Agreement, unless excepted in this Section.

10.1 The parties will attempt to settle all Disputes through good faith negotiations. If those attempts fail to resolve the Dispute within forty-five
(45) days of the date of initial demand for negotiation, then the parties shall try in good faith to settle the Dispute by mediation conducted in New York under the Commercial Mediation Rules of the American Arbitration Association ("AAA"). Each party shall bear its own expenses; the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the mediator. The parties shall be represented in the mediation by representatives having final settlement authority over the matter in dispute.

10.2 Thereafter, any remaining Disputes not finally resolved at the mediation level shall be settled by binding arbitration in accordance with the then current Commercial Arbitration Rules of the AAA. Selection of one neutral arbitrator by the parties shall be from the AAA Panel list in accordance with the appointment rules of the AAA. Each party shall bear its own expenses; the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator. The decision of the arbitrator shall be final and binding on the parties and any award of the arbitrator may be entered in any Court having competent jurisdiction. The arbitrator shall determine the issues of arbitrability, but may not limit, expand or otherwise modify the terms of this Agreement nor have the power to award damages in excess of actual damages, such as punitive damages and damages excluded under the LIMITATION OF LIABILITY Section of this Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of the mediation and arbitration in confidence. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 14, shall govern the interpretation and enforcement of this Section.

10.3 Disputes relating to: (a) any claim or dispute involving actual or threatened disclosure or misuse of either party's Confidential Information or trade secrets; or (b) any claim or dispute involving the ownership, validity or use of either party's Marks; or (c) either party's compliance with the MARKETING and TRADEMARKS Section of this Agreement, a violation of which shall be deemed to cause the Mark holder irreparable harm for which damages would be inadequate, shall be exempt from the dispute resolution processes described in this Section to the extent necessary to seek preliminary injunctive or other judicial relief in a court of competent jurisdiction.


                                  CONFIDENTIAL


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
   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


11.   MARKETING AND TRADEMARKS

11.1 AT&T grants COMPANY a limited, non-exclusive, permission to use the name "AT&T" as well as related trademarks, logos, tradenames, insignia, and symbols, ("AT&T Marks"); provided however that each such use shall; (i) be performed in accordance with this Section 11; (ii) require AT&T's prior approval; (iii) be limited to the Term of this Agreement and any wind-up period provided for in
Section 8; (iv) conforms to AT&T's written standards and guidelines as they may be amended from time to time; and (v) be solely for the purposes contemplated hereunder. COMPANY shall properly acknowledge AT&T's ownership of the AT&T Marks in all publications. COMPANY shall not do business under any of the AT&T Marks or derivatives or variations thereof, and COMPANY shall not directly or indirectly hold itself out as having any relation to AT&T or its affiliates other than the one described herein.

11.2 COMPANY understands and agrees that all its marketing efforts and those of its national marketing partners which bear the AT&T Marks or reference the Services are subject to prepublication review and approval by AT&T with respect to, but not limited to, context, style, content appearance, composition, timing and media. COMPANY agrees to submit such marketing materials to AT&T and shall cause any of its national marketing partners utilizing such marketing materials to obtain prior written approval from COMPANY before utilizing any such materials. COMPANY agrees not to permit use of any AT&T Marks by itself or its national marketing partners without obtaining AT&T's prior written consent in accordance with this Section 11.2. AT&T agrees that it will review all such marketing materials in a timely fashion and shall notify COMPANY in writing of the results of such review within [**] days of receipt of such materials. [**].

11.3 Advertising by COMPANY which shows and identifies products or services marketed by COMPANY may not also use AT&T's Marks unless said non-AT&T products and services are clearly separated from, not associated with and not competitive with AT&T Services; or are otherwise approved in writing by AT&T. AT&T's Marks are not to be used by COMPANY in any way to imply AT&T's endorsement of another company's products and services, unless otherwise approved in writing by AT&T.

11.4 COMPANY grants AT&T a limited, non-exclusive, permission to use the name "Student Advantage" as well as related trademarks, logos, tradenames, insignia, and symbols, ("COMPANY Marks") of COMPANY pursuant to this Agreement, provided each such use conforms to the limitations in this Section 11 and COMPANY's written standards and guidelines as they may be amended from time to time, and is approved in advance in writing by COMPANY as set forth in Section 11.5 below. AT&T shall properly acknowledge COMPANY's ownership of the COMPANY Marks


                                  CONFIDENTIAL


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
   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


in all publications. AT&T shall not do business under any of the COMPANY Marks or derivatives or variations thereof, and AT&T shall not directly or indirectly hold itself out as having any relation to COMPANY or its affiliates other than the one described herein.

11.5 AT&T understands and agrees that all AT&T marketing efforts which bear the COMPANY or any of its national marketing partners' name, any COMPANY or any such partners' trademarks are subject to prepublication review and approval by COMPANY with respect to, but not limited to, context, style, content appearance, composition, timing and media. AT&T agrees to submit such marketing materials to COMPANY for written approval from COMPANY before utilizing any such materials. COMPANY represents and warrants that it will obtain the proper authority to use any national marketing partners' name, trademarks and/or reference for use as agreed upon by AT&T and COMPANY. AT&T agrees to submit such marketing materials to COMPANY for written approval from COMPANY before utilizing any such materials. COMPANY agrees that it will review all such AT&T marketing materials in a timely fashion and shall notify AT&T in writing of the results of such review within [**] days of receipt of such materials. COMPANY agrees that approval of the marketing materials shall not be unreasonably withheld. [**].

11.6 [**], unless otherwise specifically stated [**].

11.7 The parties understand and agree that nothing in this Agreement creates any right, title or interest in the Marks of the other party. Any use of the other party's Marks shall be pursuant hereto and no rights will accrue pursuant to such use. Upon termination of this Agreement, any and all rights or privileges of either party to use the other's Marks shall expire, and each party shall discontinue use of the other's Marks unless otherwise specifically agreed in writing.

11.8 Except as explicitly stated elsewhere herein, a party obligated, at its sole expense (without reimbursement by the other party for such expense) for the development of any activity stated herein shall be the sole owner of the intellectual property, names, marks, registrations, logos and the like, for that item.

11.9 Any breach of the obligations set forth above in Sections 11.1 through 11.7 shall be considered a material breach of this Agreement, and this Agreement may be terminated in accordance with Section 8.2 above.

12.   INDEPENDENT CONTRACTORS

12.1 The parties declare and agree that each party is engaged in activities which are independent from that of the other party, and each party shall perform its obligations


                                  CONFIDENTIAL
hereunder as an independent contractor or entity and not as the agent, employee, or servant of the other party.

12.2 Neither party nor any person furnished by such party shall be deemed employees, agents, or servants of the other party or entitled to any benefits available under the plans for such other party's employees.

12.3 Each party has and hereby retains the right to exercise full control of; and supervision over its own performance of the obligations under this Agreement and retains full control over the employment, direction, compensation, and discharge of all employees assisting in the performance of such obligations. Each party shall be responsible for its own acts and those of its own subordinates, employees, and agents during the performance of that party's obligations hereunder.

13.   SURVIVAL OF OBLIGATIONS

      The parties' rights and obligations which, by their nature, would continue beyond the termination or cancellation of this Agreement, including without limitation, those contained in the Sections entitled TRADEMARKS, LIMITATION OF LIABILITY, INDEMNIFICATION and CONFIDENTIALITY AND PROTECTION OF INFORMATION shall survive any termination or cancellation of this Agreement.

14.   INCORPORATION OF TERMS

      The following provisions of the Member Agreement are incorporated herein by this reference: (Section VI (Confidentiality and Protection of Information);
Section VII. (Indemnification); Section VIII (Limitation of Liability) and
Section IX (Other Terms and Conditions) but not including Section IX (J).

IN WITNESS WHEREOF, the parties by their duly authorized representatives do hereby agree to execute this Agreement.

STUDENT ADVANTAGE, L.L.C.                 AT&T CORP.

By: /s/ Raymond V. Sozzi, Jr.             By: /s/ G.J. McGovern
    -------------------------------           --------------------------------
              Name                                      Name

               President                      Ex. VP Consumer Markets Division
    -------------------------------           --------------------------------
              Title                                     Title

                6/10/98                                    7/8/98
    -------------------------------           --------------------------------
              Date Signed                               Date Signed


                                  CONFIDENTIAL

                                    EXHIBIT 1


                                MEMBER AGREEMENT




                            [Filed as Exhibit 10.7]



                                  CONFIDENTIAL

                                    EXHIBIT 2


                                   TARGET LIST




               [To be provided by the parties from time to time.]



                                  CONFIDENTIAL

                                    EXHIBIT 3


             REQUIRED ELEMENTS FOR A COMPLETE QUALIFYING APPLICATION


Student application for an AT&T Direct Billed Calling Card must include:

* Customer Name  (First, Last)
* Mailing Address at School (Street, Apt.# (where appropriate), City, State, Zip
  Code)
* Phone # at School
* Address Indicator on which address the DBC, SA materials, and billing statements should be sent (check box)
* Date of Birth (month, day, year)
* Name of College/University
* College Code
* Social Security Number
* Customer Signature
* Financial Information - Check boxes (Do you have: Checking, Savings, Credit Card, Auto Loan, Student Loan, None)
* Student Advantage Representative Name and/or Identification Number



                                  CONFIDENTIAL

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT 4

                             VIRTUAL BACKPACK OFFER

Exclusive Title Sponsorship for the Virtual Backpack Offer shall include, at minimum, the following elements:

- The Virtual Backpack shall include AT&T Marks and a tagline (to be agreed upon by the parties) referencing AT&T (for example, "the Virtual Backpack is powered by AT&T" in all marketing communications pieces which include any other third party sponsor. In addition, the Virtual Backpack may be branded as the AT&T Virtual Backpack at the AT&T college web site and in associated AT&T marketing communications collateral.

-     The COMPANY logo will appear on the Virtual Backpack homepage

- The parties shall mutually agree on the look and feel of the Virtual Backpack's website.

- The Virtual Backpack shall be accessible from both the AT&T College site and the COMPANY Network.

- COMPANY shall be responsible for obtaining all of the utility services that provide the functionality of the Virtual Backpack, as well as updating/maintaining this functionality.

- AT&T will be the only telecommunications services provider to advertise and/or have information or marketing materials available to the public on the Virtual Backpack pages of the Student Advantage website, including any banner advertising (such exclusivity shall cover all telecommunications services and products as well as internet access services).

- AT&T shall have the right to deny advertising on the Virtual Backpack site to any potential advertiser that it reasonably determines would have a non-deminimis detrimental effect on AT&T reputation in or sale of AT&T products and services to the college market, whether or on a national or regional basis.

- The Virtual Backpack shall be tied to the COMPANY database and shall be able to utilize that database for the purposes of custom messaging.

- AT&T shall be able to add AT&T customer e care capabilities to the functionality of Virtual Backpack once it is available, as well as other related AT&T enhanced services, [**].


                                  CONFIDENTIAL